Exhibit 4.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT is dated as of August 30, 2002 (this “Amendment”), among Alternative Resources Corporation (“ARC”), ARC Service, Inc., ARC Solutions, Inc., ARC Midholding, Inc., and Writers Inc. (collectively, the “Borrowers”), and Fleet Capital Corporation (the “Lender”).

WHEREAS, the Borrowers and the Lender are parties to a Credit and Security Agreement dated as of January 31, 2002, as amended by the certain First Amendment to Credit Agreement and Waiver dated as of August 8, 2002 (as so amended, the “Credit Agreement”); and

WHEREAS, the Borrowers and the Lender desire to amend and restate Section 8.10(c) of the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties hereby agree as follows:

1.             Capitalized Terms.

Capitalized terms used herein which are defined in the Credit Agreement have the same meanings herein as therein, except to the extent that such meanings are amended hereby.

2.             Amendment of Section 8.10(c) of the Credit Agreement.

The Borrowers and the Lender hereby agree that Section 8.10(c) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“(c)         Fixed Charge Coverage Shortfall.  The amount by which (a) the aggregate Fixed Charges of ARC and its Subsidiaries for each fiscal period set forth below, exceeds (b) the total of (i) EBITDA of ARC and its Subsidiaries for such period (determined on a consolidated basis without duplication in accordance with GAAP) minus (ii) the aggregate amount of all Non-Financed Capital Expenditures during such period minus (iii) the aggregate amount paid, or required to be paid (without duplication), in cash in respect of the current portion of all income taxes for such period minus (iv) the aggregate amount of dividends and distributions permitted to be paid under Section 8.6 and actually paid in cash during such period, shall not be greater than the maximum shortfall amount set opposite such fiscal period:

Fiscal Period	Maximum Shortfall Amount
July 1 through July 31, 2002	$250,000
July 1 through August 31, 2002	$150,000
July 1 through September 30, 2002	$250,000”

3.             Amendment of Exhibit D to the Credit Agreement.

The Borrowers and the Lender hereby agree that Exhibit D to the Credit Agreement shall be replaced with the new form of Exhibit D attached thereto.

4.             No Default; Representations and Warranties, etc.

The Borrowers hereby represent, warrant and confirm that: (a) the representations and warranties of the Credit Parties contained in Article 5 of the Credit Agreement are true and correct on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to an earlier date); (b) after giving effect to this Amendment, the Borrowers are in compliance with all of the terms and provisions set forth in the Credit Agreement and the other Loan Documents; (c) after giving effect to this Amendment, no Default has occurred and is continuing; and (d) the execution, delivery and performance by the Borrowers of this Amendment (i) have been duly authorized by all necessary action on the part of the Borrowers, (ii) will not violate any applicable law or regulation or the organizational documents of any Borrower, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding on any Borrower or any of its assets, including without limitation, any Subordinated Debt Document, and (iv) do not require any consent, waiver or approval of or by any Person (other than the Lender) which has not been obtained.

5.             Miscellaneous.

(a)           Except as specifically amended hereby, all of the terms and provisions of the Credit Agreement, the other Loan Documents and all related documents, shall remain in full force and effect.

(b)           This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.  Delivery of an executed signature page hereto by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

(c)           This Amendment shall be governed by the laws of The Commonwealth of Massachusetts and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS

ALTERNATIVE RESOURCES CORPORATION

By:
Name:
Title:

ARC SERVICE, INC.

By
Name:
Title:

ARC SOLUTIONS, INC.

By
Name:
Title:

ARC MIDHOLDING, INC.

By
Name:
Title:

WRITERS INC.

By
Name:
Title:

LENDER

FLEET CAPITAL CORPORATION, as Lender

By
Name:
Title:

ISSUING LENDER

FLEET NATIONAL BANK, as Issuing Lender

By
Name:
Title:

CASH MANAGEMENT BANK

FLEET NATIONAL BANK, as Cash Management Bank

By
Name:
Title: